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                                       13D


                                                                       EXHIBIT I
                             Joint Filing Agreement
                             ----------------------

           The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

           This Agreement may be executed in multiple counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  November 10, 1998                BAY HARBOUR MANAGEMENT, L.C.


                                       By: /s/ Steven A. Van Dyke
                                          --------------------------------------
                                            Name:   Steven A. Van Dyke
                                            Title:  President


Date:  November 10, 1998                TOWER INVESTMENT GROUP, INC.


                                       By: /s/ Steven A. Van Dyke
                                          --------------------------------------
                                            Name:   Steven A. Van Dyke
                                            Title:  President


Date:  November 10, 1998                        /s/ Steven A. Van Dyke
                                       -----------------------------------------
                                                   STEVEN A. VAN DYKE



Date:  November 10, 1998                       /s/ Douglas P. Teitelbaum
                                       -----------------------------------------
                                                  DOUGLAS P. TEITELBAUM